Exhibit 99.1

Newmont and Barrick Reach Agreement Regarding Nevada Gold

Mines Joint Venture

Amended JV Agreement Includes Contribution of Excluded Properties and Concludes All Outstanding Disputes Between Parties

Newmont Has Provided Its Consent to Barrick’s Proposed North American IPO

Agreement Positions Both Companies to Maximize Value of the Joint Venture

DENVER and TORONTO – August 10, 2026 – Newmont Corporation (NYSE: NEM, ASX: NEM, PNGX: NEM) (“Newmont”) and Barrick Mining Corporation (TSX: ABX, NYSE: B) (“Barrick”) have reached an agreement under which excluded properties, including Barrick’s Fourmile and Newmont’s Fiberline and Mike developments, will be contributed into the Nevada Gold Mines (NGM) joint venture. The agreement concludes all outstanding disputes between the parties related to the NGM joint venture.

With the resolution of all outstanding disputes and contribution of excluded properties, Newmont has provided its consent to Barrick’s proposed IPO of its North American gold assets.

The agreement includes enhanced governance provisions under a modernized joint venture agreement and provides for consideration of $1.95 billion from Newmont to Barrick to reflect the contribution of excluded properties into the joint venture.

This agreement positions both parties to maximize the value of the joint venture. Newmont and Barrick will continue working together to improve NGM's safety and performance, unlock the full value these assets are capable of delivering, and ensure the long-term success of the joint venture for the benefit of all stakeholders.

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About Newmont

Newmont is the world’s leading gold company and a producer of copper, zinc, lead, silver and molybdenum, providing the metals the world needs for today and tomorrow. Founded in 1921 and publicly traded since 1925, Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social, and governance practices. At Newmont, our purpose is to unearth value sustainably to advance lives. To learn more, visit www.newmont.com.

About Barrick Mining Corporation

Barrick is a leading global mining, exploration, and development company. With one of the largest portfolios of world-class and long-life gold and copper assets in the industry, Barrick’s operations and projects span 17 countries and five continents. Barrick is also the largest gold producer in the United States. We create real, long-term value for all stakeholders through responsible mining, strong partnerships, and a disciplined approach to growth. Barrick shares trade on the New York Stock Exchange under the symbol ‘B’ and on the Toronto Stock Exchange under the symbol ‘ABX’.

Newmont Contacts

Investor Contact – Global

Neil Backhouse

investor.relations@newmont.com

Media Contact – Global

Shannon Brushe

globalcommunications@newmont.com

Barrick Contacts

Investor Relations Contact

Emily Chieng

investor@barrick.com

Media Contact

Dan Wilner

media@barrick.com

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release constitutes “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements include, without limitation, statements regarding the expected contribution of Barrick’s Fourmile and Newmont’s Fiberline and Mike developments into the Nevada Gold Mines joint venture; the consideration to be provided by Newmont to Barrick; the amended joint venture agreement and related governance provisions; the resolution of outstanding disputes; Newmont’s consent to Barrick’s proposed IPO of its North American gold assets; and the parties’ ability to maximize value, improve safety and performance, and support the long-term success of the joint venture.

Forward-looking statements are based on estimates and assumptions that are inherently subject to business, economic, legal, regulatory and other risks and uncertainties. These include risks relating to the completion and timing of the contemplated property contributions; required approvals, consents and conditions; the realization of anticipated benefits from the amended joint venture agreement, enhanced governance, dispute resolution and property contributions; changes in the value, development prospects or performance of the contributed properties; risks associated with jointly controlled assets and joint venture partners; mining operations, permitting, environmental, health and safety matters, community and stakeholder relations; the proposed IPO, including timing, structure, market conditions, approvals and listing requirements; transaction costs; commodity prices, exchange rates, inflation, interest rates, capital markets and broader macroeconomic, geopolitical, legal, tax and regulatory conditions.

Actual results may differ materially from those expressed or implied in forward-looking statements. Readers should not place undue reliance on such statements, which are not guarantees of future performance and are qualified by these cautionary statements. Reference is made to Barrick’s and Newmont’s most recent annual and other reports filed with the SEC and applicable Canadian or other securities regulatory authorities for a more detailed discussion of relevant risks.

Barrick and Newmont disclaim any obligation to update or revise forward-looking statements, except as required by applicable law.